UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 27, 2025
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ALT5 Sigma Corporation
(Exact Name of Registrant as Specified in Charter)
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Nevada	000-19621	41-1454591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102 Las Vegas, NV 89119
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: 702-997-5968

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALTS	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Richard Butler
On June 27, 2025, the president of ALT5 Sigma Corporation was informed of the passing of our longtime director and friend, Richard Butler. He faithfully served as one of our directors since his election to our Board in May 2015 and more recently has been the chair of our Audit Committee and a member of our Compensation Committee and our Nominating and Corporate Governance Committee.
David Danziger
On July 2, 2025, Mr. Danziger, 68, accepted our invitation to become a member of our Board of Directors. For the past 10 years, until his retirement on May 31 2025, David served as Senior Vice President, Assurance and National Leader of Public Companies at MNP LLP, Canada’s 5th largest accounting firm, where he led audit teams across North America and advised companies navigating public market transactions. Since then, he has been Senior Adviser to the firm. David is a seasoned financial executive and public markets advisor with over four decades of experience in audit, compliance, and corporate governance. A Chartered Professional Accountant, Mr. Danziger has served on numerous corporate boards, including TSX-, Nasdaq-, and LSE-listed firms, and has deep expertise in complex financial reporting, governance, and turnaround strategies. He currently sits on several advisory committees, including the TSXV Advisory Committee. Since December 2022, Mr. Danziger has served as a director of Osisko Development Corp., a TSXV- and Nasdaq-listed company. He previously served as a director of Sphere 3D Corp., a Nasdaq-listed company, from December 2022 to May 2024; Euro Sun Mining Inc., a TSX-listed company from September 2010 to January 2023; Pluribus Technologies Corp., a TSXV-listed company, from May 2021 to January 2022; Universal Ibogaine Inc., a TSXV-listed company from October 2021 to June 2022; Eddy Smart Home Solutions Ltd., a TSXV-listed company from February 2021 to January 2022; and Li-Metal Corp., a TSXV-listed company from March 2009 to October 2021. Mr. Danziger will serve as the chair of our Audit Committee and as a member of our Compensation Committee and our Nominating and Corporate Governance Committee. He also is a member of the Advisory Committee to Alyea Therapeutics Corporation and one of its prospective Directors. There was no arrangement or understanding between Mr. Danziger and any other persons, pursuant to which he was selected as a director and there is no family relationship between him and any of our other directors or executive officers. Upon his appointment, we issued to David 10,000 shares of our common stock at a per-share of $7.88, our Historical NOCP as of July 2, 2025 and board fees at the rate of US$1,200 per month. We believe that Mr. Danziger’s four decades of experience in audit, compliance, and corporate governance will bring to our Board further depth in financial, operating, and strategic matters that impact our company.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALT5 Sigma Corporation

	By:	/s/ Peter Tassiopoulos
	Name:	Peter Tassiopoulos
	Title:	Chief Executive Officer

Dated: July 3, 2025